                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------


                                  FORM 8-K/A-1


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 29, 2003
                                                   -----------------------------

                                 TBC Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Delaware                        0-11579                      31-0600670
--------------------------------------------------------------------------------
(State or Other                 (Commission                  (IRS Employer
Jurisdiction of                 File Number)                 Identification No.)
Incorporation)


4770 Hickory Hill Road, Memphis, Tennessee                    38141
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (901) 363-8030
                                                     ---------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits.
----------------------------------------------------------------------------

         At Item 7 of TBC's Current Report on Form 8-K, dated November 29, 2003, TBC indicated that it would file the required historical financial statements of the business acquired on or before February 13, 2004. Set forth below is
Item 7 of such Report restated to include the required audited historical financial statements which are being filed with this Amendment.


         (a)      Financial Statements of Businesses Acquired.

                  See Financial Statement Index.


         (c)      Exhibits.

                  See Exhibit Index.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TBC CORPORATION
                                      ---------------
                                      (Registrant)



February 13, 2004                     By: /s/ LAWRENCE C. DAY
-----------------                         --------------------------------------
                                          Lawrence C. Day,
                                          President and Chief Executive Officer

                            FINANCIAL STATEMENT INDEX
                            -------------------------

                                                                                                       Page
                                                                                                       ----
Independent Auditors' Report, dated August 25, 2003, of Deloitte &
Touche LLP on Financial Statements of National Tire & Battery, an
Operating Division of Sears, Roebuck & Co.                                                               4
                                                                                                       -----

Statements of Operations of National Tire & Battery, an Operating Division
of Sears, Roebuck & Co., for the fiscal years ended December 28, 2002,
December 29, 2001, and December 30, 2000.                                                                5
                                                                                                       -----

Balance Sheets of National Tire & Battery, an Operating Division of
Sears, Roebuck & Co., as of December 28, 2002 and December 29, 2001.                                     6
                                                                                                       -----

Statements of Cash Flows of National Tire & Battery, an Operating Division
of Sears, Roebuck & Co., for the fiscal years ended December 28, 2002,
December 29, 2001, and December 30, 2000.                                                                7
                                                                                                       -----

Notes to Financial Statements of National Tire & Battery, an Operating
Division of Sears, Roebuck & Co.                                                                         8
                                                                                                       -----


INDEPENDENT AUDITORS' REPORT


To Management of Sears, Roebuck and Co.

We have audited the accompanying Balance Sheets of National Tire & Battery, an operating division of Sears, Roebuck and Co. (the "Company") as of December 28, 2002 and December 29, 2001, and the related Statements of Operations and Cash Flows for each of the three years in the period ended December 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of National Tire & Battery as of December 28, 2002 and December 29, 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 28, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 3 to the financial statements, the Company changed its method of accounting for goodwill in 2002.

The accompanying financial statements have been prepared from the records maintained by the Company and Sears, Roebuck and Co. and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. As more fully described in Note 6, certain items included in the accompanying financial statements represent allocations made from Sears, Roebuck and Co. applicable to Sears, Roebuck and Co. as a whole.

We have not audited any financial statements of the Company for any period subsequent to December 28, 2002, (nor have we performed a review of interim financial statements in conformity with standards set forth by the American Institute of Certified Public Accountants). However, as discussed in Note 10 to the financial statements, Sears, Roebuck and Co. sold its National Tire & Battery business to TBC Corporation on November 29, 2003. The financial statements do not include any adjustments that might result from the outcome of this sale.


/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
August 25, 2003
(November 29, 2003 as to Note 10 and the
Sixth paragraph above)

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                            STATEMENTS OF OPERATIONS


thousands                                                          2002         2001         2000
                                                                ---------    ---------    ---------
MERCHANDISE SALES AND SERVICES, NET                             $ 463,296    $ 487,595    $ 505,455

COSTS AND EXPENSES
Cost of sales and occupancy                                       302,362      318,599      338,815
Selling, general and administrative                               117,333      125,836      125,627
Depreciation and amortization                                      11,225       14,502       14,630
Interest on capital leases and other liabilities                    1,745        1,867        1,983
                                                                ---------    ---------    ---------
   Total costs and expenses                                       432,665      460,804      481,055
                                                                ---------    ---------    ---------

Income before income taxes, cumulative effect of change in
  accounting principle and discontinued operations                 30,631       26,791       24,400
Income taxes from continuing operations                            11,964       10,997       10,140
                                                                ---------    ---------    ---------
Income before cumulative effect of change in accounting
  principle and discontinued operations                            18,667       15,794       14,260

Discontinued operations (Note 5)
   Loss from operations of closed stores (including loss on
   disposal of $5,695 in 2001, net of tax benefit of
   $2,043 in 2001 and $55,353 in 2000, net of tax benefit of
   $18,016 in 2000)                                                  --         (5,493)     (42,692)

Cumulative effect of a change in accounting for goodwill, net
  of tax benefit of $11,939 (Note 3)                              (53,978)        --           --
                                                                ---------    ---------    ---------
 NET (LOSS) INCOME                                              $ (35,311)   $  10,301    $ (28,432)
                                                                =========    =========    =========


See accompanying notes.

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                                 BALANCE SHEETS

thousands                                                                     2002       2001
                                                                            --------   --------
ASSETS
Current assets
   Cash                                                                     $    136   $    173
   Accounts receivable                                                           352        554
   Merchandise inventories, net                                               37,637     33,830
   Prepaid expenses and deferred charges                                       1,527      1,672
   Deferred income taxes                                                       8,490      7,977
                                                                            --------   --------
   Total current assets                                                       48,142     44,206

Property and equipment
   Land                                                                       47,313     45,742
   Buildings and improvements                                                120,348    116,254
   Furniture, fixtures and equipment                                          70,670     69,285
   Capitalized leases                                                         16,801     16,801
                                                                            --------   --------
      Gross property and equipment                                           255,132    248,082
      Less accumulated depreciation                                           93,431     85,546
                                                                            --------   --------
      Total property and equipment, net                                      161,701    162,536

Deferred income taxes                                                          9,067       --
Deferred charges                                                                 922        672
Goodwill, net                                                                   --       65,917
                                                                            --------   --------
      TOTAL ASSETS                                                          $219,832   $273,331
                                                                            ========   ========

LIABILITIES
Current liabilities
   Accrued payroll and related items                                           3,728      3,493
   Current portion of capitalized lease obligations and other liabilities      1,164      1,018
   Accrued expenses                                                            4,888      4,588
   Deferred revenue                                                           15,449     16,538
   Accrued sales and other taxes                                               5,433      5,156
                                                                            --------   --------
   Total current liabilities                                                  30,662     30,793

Capitalized lease obligations and other liabilities                           11,297     12,459
Deferred revenue                                                               7,616      5,447
Deferred income taxes                                                           --        1,949
                                                                            --------   --------
    Total liabilities                                                         49,575     50,648
                                                                            --------   --------


 OWNER'S EQUITY
   Sears investment in National Tire & Battery                               170,257    222,683
                                                                            --------   --------

      TOTAL LIABILITIES AND OWNER'S EQUITY                                  $219,832   $273,331
                                                                            ========   ========


See accompanying notes.

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                            STATEMENTS OF CASH FLOWS


thousands                                                        2002        2001        2000
                                                               --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                              $(35,311)   $ 10,301    $(28,432)
Adjustments to reconcile net (loss) income to net cash
  provided by  operating activities
    Depreciation and amortization                                11,225      14,502      14,630
    Cumulative effect of change in accounting principle, net     53,978        --          --
    Loss from discontinued operations, net                         --         5,493      42,692
    Asset impairment                                                657        --          --
    Deferred income taxes                                           410       5,286      (1,852)
    Change in:
        Accounts receivable                                         202        (107)       (156)
        Merchandise inventories, net                             (3,807)     (1,436)      2,045
        Prepaid expenses and deferred charges                       145         274       1,004
        Deferred charges                                           (250)        166         190
        Accrued payroll and related items                           235        (773)        293
        Accrued expenses                                            300         547         845
        Accrued sales and other taxes                               277        (168)        278
        Deferred revenue                                          1,080      (4,278)     (4,508)
                                                               --------    --------    --------
           Net cash provided by operating activities             29,141      29,807      27,029
                                                               --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                             (11,047)     (3,673)     (7,023)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt                                     (1,016)     (1,023)       (910)
Remittances to Sears, net                                       (17,115)    (25,126)    (19,061)
                                                               --------    --------    --------
           Net cash used in financing activities                (18,131)    (26,149)    (19,971)
                                                               --------    --------    --------
NET (DECREASE) INCREASE IN CASH                                     (37)        (15)         35
BALANCE AT BEGINNING OF YEAR                                        173         188         153
                                                               --------    --------    --------
BALANCE AT END OF YEAR                                         $    136    $    173    $    188
                                                               ========    ========    ========

NON-CASH TRANSACTIONS
Transfer of net assets to Sears (See Note 5)                   $   --      $ (4,804)   $(37,587)
                                                               ========    ========    ========

See accompanying notes.

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS


thousands, except per share information


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

National Tire & Battery ("NTB" or the "Company"), an operating division of Sears, Roebuck and Co. ("Sears"), operates a chain of stores, which offer tires and tire-related merchandise and services, including tire rotations, balancing, alignments and installations. NTB also sells and installs tire-related products, including wheels, batteries, brakes, front-end parts, shocks and struts.

As of December 28, 2002, the Company's stores are owned by two legal entities:
NTW, Incorporated (a Delaware corporation) and Sears, Roebuck and Co. (a Delaware corporation).

BASIS OF PRESENTATION

NTB is an operating division of Sears, and the results of its operations and its assets and liabilities reported herein are not necessarily indicative of those which may have resulted had it been a stand-alone company. The accompanying balance sheets, statements of operations, and statements of cash flows (the "financial statements") were prepared from the books and records maintained by Sears.

The accompanying balance sheets contain those assets and liabilities directly attributable to the operations of NTB. Assets and liabilities included in the accompanying financial statements include cash, inventories and property and equipment at the Company's stores, deferred income taxes, deferred revenue, payroll and certain other accruals, capital lease obligations and notes payable. Sears performs merchandise purchasing, accounts payable processing, vendor subsidy management and commercial credit card collections functions for NTB along with certain other operating divisions of Sears. The assets and liabilities resulting from these functions are not separately identified by operating division. As a result, accounts payable, vendor subsidy receivables and certain other accounts are not separately presented on the accompanying balance sheets but are included within the Sears investment in National Tire & Battery caption presented in the accompanying balances sheets.

Cash includes only cash at the store locations.

Accounts receivable represents the receivables outstanding from credit card companies on credit card sales transactions for noncommercial credit card customers.

Property and equipment includes all assets and related accumulated depreciation at operating

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

NTB locations.

The Company does not maintain corporate legal, treasury, finance, tax, information technology, vendor subsidy management, commercial credit card collections and certain other corporate functions. NTB is allocated a portion of the costs associated with these functions as described in Note 6.

The Company closed seven stores during 2001 and 65 stores in 2000. In addition, 19 stores were converted from NTB to Sears Automotive Centers during 2000. The operations of these stores prior to conversion or closing and store exit costs are accounted for as discontinued operations in the accompanying financial statements. Following a store's closure, the net assets associated with the closed store are transferred to Sears. The Company has no further obligation related to the closed store once operations cease and the estimated costs of closing the store (including severance, asset impairment and lease termination costs) are charged against operations. The ultimate disposal activities of the closed store assets and liabilities are thereafter the financial and operational responsibility of Sears.

FISCAL YEAR

The Company's fiscal year ends on the Saturday nearest December 31. Unless otherwise stated, references to years in this report relate to fiscal years rather than to calendar years.

         Fiscal
         year                          Ended                Weeks
         -----------            --------------------      ----------
         2002                   December 28, 2002            52
         2001                   December 29, 2001            52
         2000                   December 30, 2000            52

USE OF ESTIMATES

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are required as part of inventory valuation; depreciation; amortization and recoverability of long-lived assets; and establishing other allowances. Actual results may differ from these estimates.

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

VENDOR ALLOWANCES

NTB receives allowances from its vendors through a variety of programs and arrangements, including volume rebates and co-operative advertising. Given the nature of its business, the subsidies are generally intended to offset the Company's costs of promoting, advertising and selling the vendors' products in the Company's stores. Allowances are generally provided by vendors to Sears and are then allocated to the Company based on their proportion of purchases from the vendors. Vendor allowances are recognized as a reduction of cost of sales or related selling expense when the purpose for which the vendor funds were intended to be used has been fulfilled. Co-operative advertising allowances are reported as a reduction of advertising expense in the period in which the advertising expenditures are incurred.

MERCHANDISE INVENTORIES

Merchandise inventories are valued at the lower of cost or market, with cost determined using the weighted average cost method. In addition, the Company periodically reviews inventory levels to determine the need for an allowance for slow-moving and/or obsolete inventory. Management believes that the Company's method and periodic review provides an inventory valuation which reasonably approximates cost, and results in carrying inventory at the lower of cost or market.

LONG-LIVED ASSET RECOVERABILITY

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", long-lived assets, primarily property and equipment, are tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The SFAS No. 144 impairment test is a two-step process. If the carrying value of the asset exceeds the expected future cash flows (undiscounted and without interest) from the asset, an impairment is indicated. The impairment loss recognized is the excess of the carrying value of the asset over its fair value. During 2002, the Company recognized a charge of $657 to reflect the excess of the carrying value of assets at one of its stores over its fair market value. This charge is reflected as a component of selling, general and administrative costs in the accompanying statement of operations.

GOODWILL

The Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", at the beginning of 2002. As discussed in Note 3, beginning in fiscal 2002 goodwill is no longer amortized. Prior to the start of 2002, the Company followed the provisions of Accounting Principles Board Opinion ("APB") No. 17, which required that goodwill be amortized by systematic charges to income over the period expected to be benefited. That period was up to 40 years.

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

REVENUE RECOGNITION

In-store revenues from merchandise sales and services are reported net of estimated returns and allowances and are recognized when the related goods are delivered and all significant obligations of the Company have been satisfied. The provision for returns and allowances is calculated as a percentage of sales based on historical return percentages.

Revenues from product installation and repair services are recognized as the services are provided. Additionally, the Company sells road hazard and life-of-tire service contracts with terms of coverage based on the life of the tire. Revenues from the sale of these contracts are deferred and amortized over the estimated lives of the contracts while the costs to service the contracts are expensed as incurred. Incremental costs directly related to the acquisition of such contracts are deferred and charged to expense in proportion to the revenue recognized.

COST OF SALES AND OCCUPANCY

Cost of sales includes merchandise costs, service payroll and related benefits and occupancy costs related to the Company's store operations.

SELLING, GENERAL AND ADMINISTRATIVE

Selling, general and administrative expenses primarily include selling payroll and related benefits, advertising and allocated distribution and administrative expenses.

ADVERTISING

Costs for newspaper, television, radio and other media advertising are expensed the first time the advertising occurs. The total cost of advertising for continuing operations, net of vendor subsidies, charged to selling, general and administrative expense was $9,366, $10,754 and $7,391 in 2002, 2001 and 2000,
respectively.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization is provided principally by the straight-line method over the estimated useful lives of the related assets, generally 2 to 10 years for furniture, fixtures and equipment, and 15 to 40 years for buildings and improvements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Due to their short-term nature, the carrying value of the Company's accounts receivable approximates fair value. As of December 28, 2002, the Company has one promissory note, which matures on October 1, 2006, and bears interest at eight percent per annum. The note is recorded at carrying value and is included in capitalized lease obligations and other liabilities in

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

the accompanying balance sheets.

STOCK-BASED COMPENSATION

Certain employees of the Company participate in various stock-based employee compensation plans offered by Sears. These plans are described more fully in
Note 8. Sears accounts for these plans in accordance with APB No. 25, "Accounting For Stock Issued to Employees", and related Interpretations. No stock-based employee compensation cost is reflected in net income, as no options granted under these plans had an exercise price less than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation":


                                                               2002        2001        2000
                                                             --------    --------    --------
      Net (loss) income - as reported                        $(35,311)   $ 10,301    $(28,432)
      Less:  Total stock-based employee compensation
      expense determined under fair value based method for
      all awards, net of related taxes                           (251)       (232)       (128)
                                                             --------    --------    --------

      Net (loss) income - pro forma                          $(35,562)   $ 10,069    $(28,560)
                                                             ========    ========    ========


EFFECT OF ACCOUNTING STANDARDS NOT YET ADOPTED

In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. This standard requires a liability to be recognized at fair value for costs associated with the exit or disposal activities only when the liability is incurred, as opposed to recognizing a liability at the time the Company commits to an exit plan as permitted under Emerging Issues Task Force ("EITF") Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 could result in the Company recognizing the cost of future exit or disposal activities over a period of time as opposed to at a point in time.

The FASB's EITF Issue 02-16, "Accounting By A Customer (Including A Reseller) For Cash Consideration Received From A Vendor" addresses the accounting treatment for vendor allowances. The Company has not completed the process of evaluating the impact of EITF Issue 02-16; however, the Company does not expect that its adoption in 2003 will have a material impact on its financial position or results of operations.

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CONCENTRATION OF CREDIT RISK

The Company purchases a significant amount of merchandise from two tire manufacturers. The percentage of the Company's merchandise purchases from these two manufacturers was 64 percent, 69 percent and 69 percent in 2002, 2001 and 2000, respectively.


NOTE 3 - GOODWILL

Effective at the beginning of 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets". Upon adoption of SFAS No. 142, goodwill amortization ceased. Goodwill is now subject to fair-value based impairment tests performed, at a minimum, on an annual basis. In addition, a transitional goodwill impairment test is required as of the adoption date. These impairment tests are conducted where goodwill is recorded, and may require two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of fair value to the respective carrying value. Where the carrying value exceeds fair value, a second step is performed to measure the amount of goodwill impairment in existence, if any.

NTB had $65,917 in goodwill recorded on its balance sheet at the beginning of 2002. The Company completed the required transitional goodwill impairment test in 2002 and determined that all of the goodwill was impaired under the fair value impairment test approach required by SFAS No. 142.

The fair value was estimated using the expected present value of associated future cash flows and market values of comparable businesses where available. Upon adoption of the SFAS No. 142, a $53,978 charge, net of tax, was recognized in 2002 to record this impairment and was classified as a cumulative effect of a change in accounting principle.

The following table presents the pro forma effect of the adoption of SFAS No. 142 on recent fiscal periods as if the change was applied at the beginning of the respective fiscal year:

                                                    2001       2000
                                                  --------   --------
Reported net income (loss)                        $ 10,301   $(28,432)
   Add back:  Goodwill amortization, net of tax      2,253      2,219
                                                  --------   --------
Pro forma net income (loss)                       $ 12,554   $(26,213)
                                                  ========   ========

The changes in the carrying amount of goodwill as of December 28, 2002 are as follows:

                                                                        Total
                                                                      --------
Balance as of December 29, 2001                                       $ 65,917
   Cumulative effect of adopting SFAS No. 142:
   Impairment loss recognized                                          (65,917)
                                                                      --------
Balance as of December 28, 2002                                       $   --
                                                                      ========

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - LEASES

The Company leases certain stores. Operating and capital lease obligations are based upon contractual minimum rates. Certain leases include renewal or purchase options. Operating lease rentals for continuing operations were $12,055, $11,704 and $11,288 in 2002, 2001 and 2000, respectively.

Minimum lease obligations, excluding taxes, insurance and other expenses payable directly by the Company, for leases in effect as of December 28, 2002, are as follows:

                                                     Capital         Operating
                                                      Leases           Leases
                                                    ----------       ----------
      2003                                          $    2,574       $    9,648
      2004                                               2,578            9,031
      2005                                               2,582            8,288
      2006                                               2,520            6,890
      2007                                               2,030            4,876
      After 2007                                         7,018           29,601
                                                    ----------       ----------
      Total minimum payments                            19,302       $   68,334
                                                    ==========       ==========
      Less imputed interest                              7,471
                                                    ----------
      Present value of minimum lease payments           11,831
      Less current maturities                            1,018
                                                    ----------
      Long-term obligations                         $   10,813
                                                    ==========

NOTE 5 - DISCONTINUED OPERATIONS

The Company closed seven underperforming stores during 2001 and 65 underperforming stores in 2000. In addition, 19 stores were converted from NTB to Sears Automotive Centers in 2000. In connection with the store closings, the Company recognized the following pretax charges:

                                             Lease and
                 Asset        Goodwill         holding         Employee         Total
              impairment     impairment         costs         termination       charge
              -----------    -----------    -------------    ------------    -----------
2001           $   3,441     $      465      $     1,624     $       165     $    5,695                                         $
2000              20,026         18,849           14,750           1,728         55,353


The asset impairment charge relates to the write-down of property and equipment to fair value (less costs to sell and net of estimated salvage value). The assets consisted primarily of abandoned leasehold improvements and equipment used at the closed stores. As part of the asset impairment review for the closed stores, the Company wrote-off the corresponding goodwill associated with these stores. The provision for lease and holding costs included estimated future lease obligations net of sublease income, lease termination payments and other facility exit costs incurred as a direct result of the store closures. Employee termination costs represent severance and related benefits paid to terminated personnel.

As of December 28, 2002, all stores have been closed or converted and restructuring activities have been substantially completed. As previously discussed, all closed store assets and

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

obligations related to the closed stores transfer to Sears once the operations cease. NTB is responsible for recording the estimated cost of closure, and as such, $5,695 and $55,353 of pretax charges were recorded in 2001 and 2000, respectively, related to these closures. The ultimate disposal activities of the closed store assets and liabilities were thereafter the financial and operational responsibility of Sears. Also included in the discontinued operations are various allocated corporate costs as described in Note 6. The methodology of allocation to discontinued operations is consistent with the allocation methodology utilized for continuing operations.

NOTE 6 - ALLOCATIONS

Allocations to continuing operations included the following:

                                               2002             2001             2000
                                             ----------       ----------      -----------
    Benefits                                 $   9,066        $   8,540       $    8,505
    Shared services and data processing          9,099            9,310            8,047
    Insurance                                    5,841            6,157            6,349
    Distribution                                 5,265            5,668            6,174
    Store support                                3,028            3,628            3,875
    Vendor allowances                          (25,534)         (23,769)         (24,346)


NTB does not maintain certain corporate support functions. Therefore, Sears allocates a share of such costs (reimbursements) managed at the corporate level. Management believes that the allocation methods described below are reasonable and reflect NTB's proportionate share of such expenses but may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

Benefits - Eligible employees participate in Sears health and group benefit plans including medical, dental, flexible spending, disability, life insurance and tuition reimbursement programs. In addition, qualifying Company employees are eligible to become members of Sears 401(k) Savings Plan (the "Savings Plan"). Under the terms of the Savings Plan, Sears matches a portion of employee contributions with Sears common shares. Per the Savings Plan, the Sears match is 70% of eligible employee contributions. Matching contributions are made at the end of each calendar quarter, based on the quarter-end stock price. In addition, certain Company employees are eligible to participate in the Sears noncontributory defined benefit plan. Costs are allocated based on actual Company employee participation. Within the allocated benefits, the cost for retiree medical and pension-related plans allocated to the Company was $2,809, $2,974 and $3,009 for 2002, 2001 and 2000, respectively.

Shared services and data processing- Shared services represent various other corporate administrative and support services provided to NTB such as: employee benefits and payroll; accounting, tax and internal audit; loss prevention and logistics; legal and public relations; marketing and market research; training; real estate and data processing. These costs are allocated based on each business's pro rata share of the respective service. Allocation factors include but are not limited to the following: employee headcount and participation; time and materials on projects; inventory SKUs; revenue volume; and store openings.

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

Insurance - NTB participates in the Sears insurance programs, which provide the Company with worker's compensation, general liability and property insurance coverage. Insurance expense is based on loss projections depending on the corresponding exposures and the severity of claims.

Distribution - The majority of the Company's merchandise is processed through four distribution centers located in Georgia, Ohio, Pennsylvania and Texas. These distribution centers also service other Sears operating units. The costs associated with operating these distribution centers, such as payroll, rent, insurance and depreciation, are allocated based on merchandise sales.

Store support - Buying, store operation support and commercial credit services are provided to the Company by Sears. The costs associated with these services, such as payroll, travel and other related costs, are allocated to the Company based on merchandise sales. The Company's purchases of merchandise from Sears totaled $242,626, $243,992 and $294,579 in 2002, 2001 and 2000, respectively.

Vendor allowances - NTB participates through Sears in a variety of vendor programs including volume rebates and cooperative advertising. These allowances are allocated to the Company based on their proportion of purchases from vendors.


NOTE 7 - CONTINGENCIES

The Company is subject to various legal, environmental and governmental proceedings, many involving routine litigation incidental to the business. The consequences of these matters are not presently determinable but, in the opinion of management of the Company after consulting with legal counsel, the ultimate liability in excess of reserves currently recorded is not expected to have a material effect on annual results of operations, financial position, liquidity or capital resources of the Company.


NOTE 8 - STOCK-BASED COMPENSATION

ASSOCIATE STOCK PURCHASE PLAN

Qualifying NTB employees are eligible to participate in the Sears Associate Stock Purchase Plan ("ASPP"), which allows eligible employees the right to elect to use up to 15% of their eligible compensation to purchase Sears common shares on a quarterly basis at the lower of 85% of the fair market value at the beginning or end of each calendar quarter.

STOCK OPTION PLANS

Options to purchase common shares of Sears have been granted to certain NTB employees under

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

various plans at prices not less than the fair market value of the shares on the dates the options were granted. Generally, options vest over a three- or four-year period and become exercisable either in equal, annual installments over the vesting period, or at the end of the vesting period. Options generally expire in 10 years.

In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the assumptions listed below:

                                          2002              2001             2000
                                       ------------      -----------      ------------
    Dividend yield                         1.92%             1.60%            1.60%
    Expected volatility                      41%               31%              31%
    Risk-free interest rate                4.75%             4.86%            6.55%
    Expected life of options             8 years           8 years          8 years

Changes in stock options are as follows:

                                                   2002                      2001                      2000
                                           ----------------------    ----------------------    ----------------------
                                                       Weighted                  Weighted                  Weighted
                                                       Average                    Average                   Average
                                                       Exercise                  Exercise                  Exercise
                                            Shares      Price          Shares      Price         Shares      Price
                                           --------- ------------    ---------- -----------    ---------- -----------
         Beginning balance                  148,071   $   39.82        65,091   $   41.28        36,716    $   49.32
         Granted                                  -        -           87,163       38.26        28,672        31.07
         Exercised                           (8,662)      36.19        (2,549)      24.03             -            -
         Cancelled or expired                (1,772)      41.12        (1,634)      39.63          (297)       49.33
                                            -------                   -------                    ------
            Ending balance                  137,637   $   40.03       148,071   $   39.82        65,091    $   41.28
                                            =======                   =======                    ======

         Exercisable                         35,527   $   48.56        27,689   $   48.80        18,864    $   39.54
         Fair value of options granted
             During the year                          $   23.05                 $   14.47                  $   12.98

The following table summarizes information about stock options outstanding at December 28, 2002:

                                                  Options Outstanding               Options Exercisable
                                              ----------------------------      -----------------------------
                                                 Weighted
                                                 Average         Weighted                           Weighted
           Range of            Number           Remaining        Average           Number            Average
           Exercise          Outstanding       Contractual       Exercise        Exercisable        Exercise
            Prices           at 12/28/02      Life in Years       Price           12/28/02            Price
     ---------------------   ------------     --------------    ----------      -------------     ------------
        $20.00 to $30.00         1,238              2.5         $   23.94           6,677         $    24.04
          30.00 to 40.00       108,087              8.1             36.47               -                  -
          40.00 to 50.00        10,344              6.1             40.22          10,652              40.22
          50.00 to 60.00             -                -                 -               -                  -
          60.00 to 70.00        17,968              5.1             62.43          18,198              62.43
                               -------                                             ------
        $20.00 to $70.00       137,637              7.5         $   40.03          35,527         $    48.56
                               =======                                             ======

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - INCOME TAXES

NTB's operating results are included in the consolidated income tax return of Sears. As such, income taxes payable is included as a component of Sears investment in National Tire & Battery. For purposes of these financial statements, income tax expense was calculated as if the Company were a stand-alone entity in accordance with SFAS No. 109, "Accounting for Income Taxes." Income before income taxes, cumulative effect of change in accounting principle and discontinued operations is as follows:

                                           2002             2001             2000
                                        ------------      ----------      -----------
        Total                           $   30,631        $   26,791      $   24,400
                                        ============      ==========      ===========

The provision for income tax expense (benefit) consists of:

                                            2002            2001             2000
                                         -----------      ----------      -----------
     Current
       Federal                           $  10,467        $  5,366        $  10,958
       State                                 1,087             345            1,034
                                         -----------      ----------      -----------
       Total                                11,554           5,711           11,992
                                         -----------      ----------      -----------
     Deferred
       Federal                                (417)          3,876           (2,439)
       State                                   827           1,410              587
                                        -----------      ----------      -----------
        Total                                  410           5,286           (1,852)
                                         -----------      ----------      -----------
     Income tax provision                $  11,964        $ 10,997        $  10,140
                                         ===========      ==========      ===========

A reconciliation of the statutory Federal income tax rate to the effective income tax rate is as follows:

                                                  2002            2001           2000
                                                --------        -------        --------
   Statutory Federal income tax rate             35.0%            35.0%          35.0%
   State income taxes, net of Federal income
     taxes                                        4.1              4.3            4.3
   Goodwill                                         -              1.7            1.9
   Other                                            -               -             0.4
                                                 ----            ----           ----
   Effective income tax rate                     39.1%           41.0%          41.6%
                                                 ====            ====           ====

The major components of deferred tax assets and liabilities is as follow:

                                               2002        2001
                                             --------    --------
     Deferred tax assets:
          Unearned service contract income   $  8,061    $  7,697
          Intangible assets                     8,980        --
          Capital leases                        1,650       1,619
          Rent equalization                       985         875
          Net operating loss carryforward       2,144       3,049
          Other deferred tax assets             1,043         975
                                             --------    --------
     Gross deferred tax assets                 22,863      14,215
     Valuation allowance                         (350)       (350)
                                             --------    --------
     Total deferred tax assets                 22,513      13,865
                                             --------    --------
     Deferred tax liabilities:
          Property and equipment               (3,839)     (4,471)
          Property taxes                       (1,015)     (1,020)
          Intangible assets                      --        (2,256)
          Other deferred tax liabilities         (102)        (90)
                                             --------    --------
     Total deferred tax liabilities            (4,956)     (7,837)
                                             --------    --------
     Net deferred tax asset                  $ 17,557    $  6,028
                                             ========    ========

                             NATIONAL TIRE & BATTERY
                (AN OPERATING DIVISION OF SEARS, ROEBUCK AND CO.)

                          NOTES TO FINANCIAL STATEMENTS

Management believes that the realization of the deferred tax assets, except for the net operating losses, is more likely than not, based on the expectation that the Company will generate the necessary taxable income in future periods. The net operating losses arise from separate company state tax return filings by the Company. A valuation allowance of $350 has been established for a portion of the net operating losses as management believes, based on expectations of future apportioned taxable income amongst the separate company state jurisdictions, that a portion of the net operating losses may not be realized. Tax benefits from loss carryforwards will expire, depending on the particular state, between 2003 and 2019.

NOTE 10 - SUBSEQUENT EVENT

On November 29, 2003, Sears sold NTB and related inventory to TBC Corporation for total consideration of approximately $260 million.

                                  EXHIBIT INDEX

Exhibit No. and Description:
----------------------------

(2)      Plan of Acquisition, Reorganization, Arrangement, Liquidation or
         Succession.

         2.1 Stock Purchase Agreement, dated September 21, 2003, by and between TBC Corporation and Sears, Roebuck & Co. was filed as
                  Exhibit 2.1 to the TBC Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and is incorporated herein by reference.

         2.2 First Amendment, dated as of November 28, 2003, to Stock Purchase Agreement, dated September 21, 2003, by and between TBC Corporation and Sears, Roebuck & Co.*

(4)      Instruments Defining the Rights of Security Holders, Including
         Indentures.

         4.1 $273,500,000 Amended and Restated Credit Agreement, dated as of November 29, 2003, among TBC Corporation, the Lenders party thereto, U.S. Bank National Association, as Documentation Agent, SunTrust Bank, as Syndication Agent, First Tennessee Bank National Association, as Administrative Agent, and JP Morgan Chase Bank, as Co-Administrative Agent.*

         4.2 Amendment No. 1, dated as of November 29, 2003, to Second Amended and Restated Note Agreement, dated as of April 1, 2003, between TBC Corporation and The Prudential Insurance Company of America, including as Exhibits B and C thereto the amended form of Variable Rate Senior Notes issued thereunder.*

         4.3 Amendment No. 1, dated as of November 29, 2003, to Note Purchase Agreement, dated as of April 1, 2003, among TBC Corporation, The Prudential Insurance Company of America, and certain of its affiliates, managed funds, and accounts purchasing Notes.*

         4.4 Amendment No. 1, dated November 29, 2003, to Deed of Trust, Assignment of Leases and Security Agreement, dated as of March 31, 2003, executed by TBC in favor of JP Morgan Chase Bank, as collateral agent and beneficiary.*

         4.5 Guarantee and Collateral Agreement, dated as of March 31, 2003, executed by TBC Corporation and the subsidiaries of TBC Corporation in favor of JPMorgan Chase Bank, as collateral agent.*

         4.6 First Amendment, dated November 29, 3003, to Guarantee and Collateral Agreement, dated as of March 31, 2003, executed by TBC Corporation and the subsidiaries of TBC Corporation in favor of JPMorgan Chase Bank, as collateral agent.*

         4.7 Intercreditor Agreement, dated as of March 31, 2003, among various secured lenders to TBC Corporation.*

         4.8 First Amendment, dated as of November 29, 2003, to Intercreditor Agreement, dated March 31, 2003, among various secured lenders to TBC Corporation.*

(10)     Material Contracts.

         10.1 Transition Services Agreement, dated November 29, 2003, by and between TBC Corporation and Sears, Roebuck & Co.*

         10.2 Purchase Agreement and Escrow Instructions, dated October 23, 2003, between TBC Corporation and Realty Income Corporation or its assignee (including Crest Net Lease, Inc. and Realty Income Texas Properties, L.P.), including as Exhibit B thereto the form of Land and Building Lease Agreement to be executed by NTW Incorporated, together with a schedule setting forth certain information with respect to the leases so executed by NTW Incorporated.*

         10.3 Joinder Agreement, executed effective as of November 21, 2003, by TBC Corporation in favor of Realty Income Corporation, Crest Net Lease, Inc., Realty Income Texas Properties, L.P., and their successors and assigns.**

(23)     Consents of Experts and Counsel.

         23.1 Consent of Deloitte & Touche LLP to the inclusion in this Report on Form 8-K, and to the incorporation into certain S-8 registration statements of TBC Corporation, of Deloitte & Touche's report, dated August 25, 2003, on the financial statements of NTW Incorporated, an Operating Division of Sears, Roebuck and Co., for each of the three years in the period ended December 28, 2002.***

         ----------------

        *        Previously filed with Current Report on Form 8-K, dated
                 November 29, 2003.
        **       To be filed by separate amendment.
        ***      Filed herewith.